Exhibit 99.1

FleetCor Reports Second Quarter 2011 Financial Results

Increases Full Year 2011 Guidance

NORCROSS, Ga., August 4, 2011 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of specialized payment products and services to businesses, commercial fleets, major oil companies, petroleum marketers and government fleets, today reported financial results for its second quarter ended June 30, 2011.

“We are very pleased with our second quarter results in which we reported adjusted revenue growth of 22.8% and adjusted net income growth of 37%,” said Ron Clarke, chairman, president and chief executive officer, FleetCor Technologies, Inc. “Our strategy continues to be growing the business through organic measures, signing new partnership agreements and pursuing acquisitions, particularly in emerging markets.”

Financial results for the second quarter of 2011:

GAAP Results

•	Total revenues, net, in the second quarter of 2011 increased 20.4% to $134.2 million compared to $111.4 million in the second quarter of 2010

•	Net income in the second quarter of 2011 increased 24% to $36.7 million, or $0.44 per diluted share, compared to $29.6 million, or $0.37 per diluted share in the second quarter of 2010

Non GAAP Results

•	Adjusted revenues (revenues, net less merchant commissions) in the second quarter of 2011 increased 22.8% to $119.3 million compared to $97.2 million in the second quarter of 2010

•

Adjusted net income in the second quarter of 2011 increased 37% to $47.8 million, or $0.57 per diluted share, compared to $34.9 million, or $0.42 per diluted share in the second quarter of 2010 on a pro forma basis (to reflect the impact of public company expenses, non-cash compensation expenses, loss on early extinguishment of debt, decrease in the effective tax rate during the second quarter of 2011, and fully diluted shares effective in the second quarter of 2011, as if these changes had occurred during the second quarter of 2010)

Reconciliations of GAAP results to non GAAP results and pro forma adjustments are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

2011 Outlook

“Given our strong performance in the first half of 2011, positive environmental factors, and our progress on our organic growth initiatives, we are raising our guidance for the year,” said Eric Dey, chief financial officer.

FleetCor Technologies, Inc. is raising its financial guidance for full year 2011 as follows:

•	Revenues, net between $480 million and $490 million, up from our previous guidance range of $460 million to $480 million

•	Adjusted Net Income between $168 million and $173 million, up from our previous guidance range of $155 million to $165 million; and

•	Adjusted Net Income per diluted share between $2.00 and $2.05, up from our previous guidance range of $1.83 to $1.95

The Company’s full-year 2011 guidance includes the following:

•	Approximately $2 million of incremental cash operating costs in 2011 for public Company costs that did not exist in 2010.

•	A 2.1% increase in our effective tax rate from 28.7% of pretax profit in 2010 to 30.8% of pretax profit in 2011.

•	An increase of 3.3 million diluted shares outstanding from 80.8 million shares in 2010 to 84.1 million shares in 2011.

If these incremental costs and shares had been incurred in 2010, the Company’s full year 2010 adjusted net income would have been $138 million or $1.64 per diluted share.

The Company’s full year 2011 guidance is presented on a constant currency basis and assumes similar macroeconomic and business conditions exist in 2011 as did in 2010. This guidance does not reflect the impact of any future acquisitions or material new partnership agreements.

Conference Call

The Company will host a conference call to discuss second quarter 2011 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing 877-941-2069, or for international callers 480-629-9713. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the conference ID is 4459688. The replay will be available until Thursday, August 11, 2011. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, economic outlook, assumptions underlying financial guidance, and management’s plans for 2011 and confidence in prospects for growth. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 25, 2011. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non GAAP Financial Measures

Adjusted revenues are calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables and, (d) loss on the early extinguishment of debt. The company uses adjusted revenues as a basis to evaluate the company’s revenues net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expenses can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are used by investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor, The Global Fleet Card Company, is a leading independent global provider of specialized payment products and services to businesses, commercial fleets, major oil companies, petroleum marketers and government entities. FleetCor’s payment programs enable businesses to better manage and control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in 18 countries in North America, Europe, Africa and Asia. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

FleetCor Technologies, Inc. and subsidiaries

GAAP Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues, net	$134,213	$111,437	$245,218	$215,639

Expenses:
Merchant commissions	14,881	14,249	23,158	25,838
Processing	19,775	17,323	37,707	34,844
Selling	9,003	7,668	16,790	14,517
General and administrative	22,074	13,381	39,989	26,470

	68,480	58,816	127,574	113,970
Depreciation and amortization	8,588	8,259	17,195	16,313

Operating income	59,892	50,557	110,379	97,657

Other (income) loss, net	(56)	(115)	(90)	(71)
Interest expense, net	3,451	5,531	6,814	10,795
Loss on extinguishment of debt	2,669	—	2,669	—

Total other expense	6,064	5,416	9,393	10,724

Income before income taxes	53,828	45,141	100,986	86,933
Provision for income taxes	17,113	15,501	31,937	29,949

Net income	36,715	29,640	69,049	56,984
Calculation of income attributable to common shareholders:
Convertible preferred stock accrued dividends	—	(4,416)	—	(8,836)

Income attributable to common shareholders for basic earnings per share	$36,715	$25,224	$69,049	$48,148

Basic earnings per share	$0.46	$0.74	$0.86	$1.42
Diluted earnings per share	$0.44	$0.37	$0.83	$0.71

Weighted average shares outstanding:
Basic shares	80,151	33,988	80,044	33,999
Diluted shares	83,548	80,701	83,464	80,595

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$101,200	$114,804
Restricted cash	63,008	62,341
Accounts receivable (less allowance for doubtful accounts of $16,345 and $14,256, respectively)	387,800	260,163
Securitized accounts receivable - restricted for securitization investors	162,000	144,000
Prepaid expenses and other current assets	36,850	33,191
Deferred income taxes	4,414	4,484

Total current assets	755,272	618,983

Property and equipment	90,770	83,013
Less accumulated depreciation and amortization	(62,971)	(56,195)

Net property and equipment	27,799	26,818
Goodwill	602,802	601,666
Other intangibles, net	185,593	193,861
Other assets	47,443	42,790

Total assets	$1,618,909	$1,484,118

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$234,873	$177,644
Accrued expenses	51,641	49,176
Customer deposits	78,231	78,685
Securitization facility	162,000	144,000
Current portion of notes payable and other obligations	15,243	11,617

Total current liabilities	541,988	461,122

Notes payable and other obligations, less current portion	285,291	313,796
Deferred income taxes	78,600	83,255

Total noncurrent liabilities	363,891	397,051

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 112,132,551 shares issued and 80,250,881 shares outstanding at June 30, 2011; and 475,000,000 shares authorized, 111,522,354 shares issued and 79,655,213 shares outstanding at December 31, 2010	112	112
Additional paid-in capital	436,130	421,991
Retained earnings	456,212	387,163
Accumulated other comprehensive loss	(3,761)	(8,101)
Less treasury stock, 31,881,670 shares at March 31, 2011 and 31,867,141 shares at December 31, 2010	(175,663)	(175,220)

Total stockholders’ equity	713,030	625,945

Total liabilities and stockholders’ equity	$1,618,909	$1,484,118

FleetCor Technologies, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Operating activities
Net income	$69,049	$56,984
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	5,531	5,324
Stock-based compensation	11,983	1,738
Provision for losses on accounts receivable	8,771	10,344
Amortization of deferred financing costs	843	944
Amortization of intangible assets	9,187	8,414
Amortization of premium on receivables	1,634	1,632
Deferred income taxes	(765)	211
Loss on extinguishment of debt	2,669	—
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	(667)	10,443
Accounts receivable	(154,408)	(64,712)
Prepaid expenses and other current assets	(4,608)	(9,908)
Other assets	(1,114)	1,825
Excess tax benefits related to stock-based compensation	(1,821)	—
Accounts payable, accrued expenses and customer deposits	56,170	29,239

Net cash provided by operating activities	2,454	52,478

Investing activities
Acquisitions, net of cash acquired	(785)	(6,836)
Purchases of property and equipment	(5,916)	(4,977)

Net cash used in investing activities	(6,701)	(11,813)

Financing activities
Net payments for initial public offering	(179)	—
Excess tax benefits related to stock-based compensation	1,821	—
Borrowings (payments) on securitization facility, net	18,000	(26,000)
Deferred financing costs paid	(7,736)	(1,067)
Proceeds from issuance of common stock	855	454
Principal payments on notes payable	(331,465)	(16,835)
Borrowings from notes payable	300,000	—
Principal payments on other obligations	—	(13)

Net cash used in financing activities	(18,704)	(43,461)

Effect of foreign currency exchange rates on cash	9,347	(9,776)

Net increase in cash and cash equivalents	(13,604)	(12,572)
Cash and cash equivalents, beginning of period	114,804	84,701

Cash and cash equivalents, end of period	$101,200	$72,129

Supplemental cash flow information
Cash paid for interest	$4,335	$11,236

Cash paid for income taxes	$20,284	$24,922

Adoption of new accounting guidance related to asset securitization facility	—	$218,000

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues, net	$134,213	$111,437	$245,218	$215,639
Merchant commissions	14,881	14,249	23,158	25,838

Total adjusted revenues	$119,332	$97,188	$222,060	$189,801

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended
	2011	2010	2011	2010	2010
Net income	$36,715	$29,640	$69,049	$56,984	$107,896

Stock based compensation	7,842	885	12,092	1,738	27,546
Amortization of intangible assets	4,587	4,226	9,187	8,414	17,203
Amortization of premium on receivables	818	816	1,634	1,632	3,263
Amortization of deferred financing costs	377	517	843	944	2,016
Loss on extinguishment of debt	2,669	—	2,669	—	—

Total pre-tax adjustments	16,293	6,444	26,425	12,728	50,028

Income tax impact of pre-tax adjustments at the effective tax rate	(5,180)	(2,212)	(8,357)	(4,385)	(14,340)

Adjusted net income	$47,828	$33,872	$87,117	$65,327	$143,584

Adjusted net income per diluted share	$0.57	$0.42	$1.04	$0.81	$1.78

Diluted shares	83,548	80,701	83,464	80,595	80,751

For the periods presented below, the following table reconciles 2010 actual results to 2010 pro forma results, which reflects the impact of stock-based compensation expense related to share-based compensation awards, public company expenses and a decrease in the effective tax rate, effective during 2011, as if these changes had occurred in 2010:

	Three Months Ended June 30, 2010	QTD Q2 2011 Changes[1]	Pro forma QTD June 30, 2010	Six Months Ended June 30, 2010	YTD Q2 2011 Changes[1]	Pro forma YTD June 30, 2010	Year Ended 2010	2011 Changes[2]	Pro forma 2010

Income before income taxes	$45,141	$(10,031)	$35,110	$86,933	$(13,776)	$73,157	$151,280	$(22,604)	$128,676
Provision for income taxes	15,501	(4,340)	11,161	29,949	(6,813)	23,136	43,384	(3,752)	39,632

Net income	29,640	(5,691)	23,949	56,984	(6,963)	50,021	107,896	(18,852)	89,044

Stock based compensation	885	6,957	7,842	1,738	10,354	12,092	27,546	17,935	45,481
Amortization of intangible assets	4,226	—	4,226	8,414	—	8,414	17,203	—	17,203
Amortization of premium on receivables	816	—	816	1,632	—	1,632	3,263	—	3,263
Amortization of deferred financing costs	517	—	517	944	—	944	2,016	—	2,016
Loss on extinguishment of debt	—	2,669	2,669	—	2,669	2,669	—	2,669	2,669

Total pre-tax adjustments	6,444	9,626	16,070	12,728	13,023	25,751	50,028	20,604	70,632

Income tax impact of pre-tax adjustments at the effective tax rate	(2,212)	(2,896)	(5,109)	(4,385)	(3,759)	(8,144)	(14,340)	(7,415)	(21,755)

Adjusted net income	$33,872	$1,038	$34,910	$65,327	$2,301	$67,628	$143,584	$(5,663)	$137,921

Adjusted net income per diluted share	$0.42		$0.42	$0.81		$0.81	$1.78		$1.64

Diluted shares	80,701		83,548	80,595		83,464	80,751		84,100

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

[1]

Q2 QTD June 30, 2011 changes include approximately $0.4 million in incremental cash operating costs for public company expenses, $2.7 million in losses on the extinguishment of debt, $7.0 million of non-cash compensation expenses associated with our stock plan, and a 2.6% decrease in our effective tax rate from 34.3% for the QTD ended June 30, 2010 to 31.8% for the QTD ended June 30, 2011. Additionally, QTD June 30, 2011 reflects an increase of 2.9 million diluted shares outstanding, from 80.7 million for the QTD June 30, 2010 to 83.5 million for the QTD June 30, 2011.

Q2 YTD June 30, 2011 changes include approximately $0.8 million in incremental cash operating costs for public company expenses, $2.7 million in losses on the extinguishment of debt, $10.3 million of non-cash compensation expenses associated with our stock plan, and a 2.9% decrease in our effective tax rate from 34.5% for the YTD ended June 30, 2010 to 31.6% for the YTD ended June 30, 2011. Additionally, YTD June 30, 2011 reflects an increase of 2.9 million diluted shares outstanding, from 80.6 million for the YTD June 30, 2010 to 83.5 million for the YTD June 30, 2011.

[2]

2011 changes include approximately $2.0 million in incremental cash operating costs for public company expenses, $2.7 million in losses on the extinguishment of debt, $17.9 million of non-cash compensation expenses associated with our stock plan, and a 2.1% increase in our effective tax rate from 28.7% in 2010 to 30.8% in 2011. Additionally, 2011 reflects an increase of 3.3 million diluted shares outstanding, from 80.8 million at in 2010 to 84.1 million in 2011.

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	Change	% Change	2011	2010	Change	% Change

NORTH AMERICA
- Transactions	38,625	38,027	598	1.6%	74,782	72,953	1,829	2.5%
- Revenues, net per transaction	$2.40	$2.00	$0.40	20.0%	$2.20	$1.98	$0.22	11.1%
- Revenues, net	$92,865	$76,072	$16,793	22.1%	$164,449	$144,663	$19,786	13.7%

INTERNATIONAL[1]
- Transactions	11,703	10,944	759	6.9%	23,001	21,677	1,324	6.1%
- Revenues, net per transaction	$3.53	$3.21	$0.32	10.0%	$3.51	$3.25	$0.26	8.0%
- Revenues, net	$41,348	$35,098	$6,250	17.8%	$80,769	$70,395	$10,374	14.7%

FLEETCOR CONSOLIDATED REVENUES[1]
- Transactions	50,328	48,971	1,357	2.8%	97,783	94,630	3,153	3.3%
- Revenues, net per transaction	$2.67	$2.27	$0.40	17.6%	$2.51	$2.27	$0.24	10.6%
- Revenues, net	$134,213	$111,170	$23,043	20.7%	$245,218	$215,058	$30,160	14.0%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1,2]
- Transactions	50,328	48,971	1,357	2.8%	97,783	94,630	3,153	3.3%
- Adjusted Revenues per transaction	$2.37	$1.98	$0.39	19.7%	$2.27	$2.00	$0.27	13.5%
- Adjusted Revenues	$119,332	$96,921	$22,411	23.1%	$222,060	$189,220	$32,840	17.4%

[1]

Calculation of revenue per transaction for our International segment and on a consolidated basis for the three and six months ended June 30, 2010 excludes the impact of a non-renewed partner contract in Europe, inherited from an acquisition, which we chose not to renew. This non-renewed contract contributed approximately 1.6 million transactions and $0.3 million in revenues, net to our International segment in the three months ended June 30, 2010; and approximately 3.3 million transactions and $0.6 million in revenues, net to our International segment in the six months ended June 30, 2010. This contract had a high number of transactions and very little revenue and had a $0.40 and $0.41 negative impact on our International segment revenue per transaction in the three and six months ended June 30, 2010, respectively. We believe that excluding the impact of this contract is a more effective measure for evaluating the Company’s revenue performance of its continuing business. Revenues, net, excluding the impact of a non-renewed partner contract in Europe for our International segment and on a consolidated basis are supplemental non-GAAP financial measures of performance.

[2]

Adjusted revenues is a non-gaap financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

Exhibit 3

GAAP Segment Results

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues, net:
North America	$92,865	$76,072	$164,449	$144,663
International	41,348	35,365	80,769	70,976

	$134,213	$111,437	$245,218	$215,639

Operating income:
North America	$40,471	$32,960	$71,990	$64,103
International	19,421	17,597	38,389	33,554

	$59,892	$50,557	$110,379	$97,657

Depreciation and amortization:
North America	$4,889	$4,980	$9,831	$9,730
International	3,699	3,279	7,364	6,583

	$8,588	$8,259	$17,195	$16,313

Capital expenditures:
North America	$1,347	$2,156	$2,834	$3,650
International	1,975	677	3,082	1,327

	$3,322	$2,833	$5,916	$4,977